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                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                                   Medex, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)

John V. May, who is:


/ / Chairman of the Board    / / President    /X/ Vice President (check one)

and

Donald D. Bradley, who is:   /X/ Secretary   / / Assistant Secretary (Check One)

of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

/ / a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on _________________, 19 ___ of which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise ______ % of the voting power of the corporation.

/X/ in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

            RESOLVED, that the First Amended Articles of Incorporation of Medex, Inc. included as Exhibit A hereto and incorporated by reference herein be, and they hereby are, adopted to be and constitute the articles of incorporation of the Corporation, in lieu of the existing articles of the Corporation, effective immediately.

     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 31st day of March, 1997.

                                        By /s/ John V. May
                                           -------------------------------------
                                                                (Vice President)

                                        By /s/ Donald D. Bradley
                                           -------------------------------------
                                                                     (Secretary)

       NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A
                                   SECOND OFFICER BEFORE THE FILING CAN BE MADE.

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                                                                       Exhibit A

                             FIRST AMENDED ARTICLES
                                       OF
                                   MEDEX, INC.

          FIRST:    The name of the corporation shall be Medex, Inc.

          SECOND:   The place in Ohio where the principal office of the
corporation is to be located is in the City of Hilliard, County of Franklin.

          THIRD:    The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 of the Ohio Revised Code.

          FOURTH:   The authorized number of shares of the corporation shall be
20,000,000, all of which shall be common shares having a par value of one cent ($0.01) per share.

          FIFTH:    These amended articles supersede the articles of the
corporation existing at the effective date of these amended articles.


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                            CERTIFICATE OF AMENDMENT
                         BY SHAREHOLDERS TO ARTICLES OF

                                   Medex, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)
                                     279317
                            ------------------------
                                (charter number)

     Dominick A. Arena          , who is the          President
--------------------------------              ------------------------------
          (name)                                       (title)
of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)
/  /   a meeting of the shareholders was duly called and held on ________, at which meeting a quorum of the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ____% of the voting power of the corporation,

/X/ in writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

       RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "SECOND" so that, as amended, said Article shall be and read as follows:

       SECOND: The place in Ohio where the principal office of the Corporation is to be located is the City of Dublin, County of Franklin.




IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the
corporation, has hereunto subscribed  his      name on February 22, 2001
                                     ---------         -------------------
                                     (his/her)               (date)

                                        Signature:/s/ Dominick A. Arena
                                                  ------------------------------

                                          Title:           President
                                                --------------------------------


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